Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

SYNCHRONOSS REPORTS FIRST QUARTER ADJUSTED EBITDA OF $5.5 MILLION, A 215% INCREASE YEAR OVER YEAR; INCREASES ADJUSTED EBITDA GUIDANCE FOR FULL YEAR 2021

BRIDGEWATER, NJ - May 10, 2021 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, and digital platforms and products, today announced financial results for its first quarter ended March 31, 2021.

First Quarter Highlights:

•GAAP revenue for the quarter was $65.5 million.
•Recurring revenue for the quarter represented 86% of total GAAP revenue.
•GAAP net loss for the quarter was $22.6 million or $0.53 per share.
•Non-GAAP net loss for the quarter was $14.2 million, or $0.33 per share.
•Adjusted EBITDA for the quarter was $5.5 million.
•Cash and cash equivalent were $29.8 million at quarter end.
•Signed two new customers to contracts in Southeast Asia:
◦Signed a new contract with Telkomsigma to deliver the Synchronoss Personal Cloud® Solution to enable 25 universities to securely store, share and transfer academic documents with their professors, students, school groups and peers.
◦Signed a contract with an advanced messaging customer that leverages Synchronoss’ complete end-to-end RCS messaging platform.
•Renewed and expanded core messaging contract with Telecom Italia Mobile (TIM) and added security functionality.
•Accelerated growth in cloud subscribers in the US market.

Commenting on the results, Jeff Miller, President and CEO of Synchronoss, said:

“During the quarter, we closed several new meaningful customer contracts, experienced continued growth in our cloud subscriber base, and delivered on some significant product milestones. I am proud of the Synchronoss team’s hard work as we continue to be driven by delivery and execution for our customers, disciplined cost containment, continued product innovation, and new customer acquisition. Our solid start to the year has provided us with the confidence to raise adjusted EBITDA guidance for 2021.”

	Three Months Ended March 31,
	2021	2020	% Change
Revenues	$65,499	$77,122	(15.1)%
Net loss	(22,560)	(12,276)	(83.8)%
Loss from continuing operations, before taxes	(12,529)	(15,782)	20.6%
Adjusted EBITDA	$5,537	$1,758	215.0%

David Clark, CFO of Synchronoss, added:

“We continue to see the benefits of our cost management efforts, which allowed us to deliver adjusted EBITDA growth of 215% year over year. We also continue to streamline our operations to drive profitability and free cash flow.”

2021 Adjusted EBITDA Guidance

The company expects its revenue for full year 2021 to be in the range of $275 million to $285 million and is raising its adjusted EBITDA guidance for the full year 2021 to be in the range of $32 million to $37 million, representing adjusted EBITDA growth of 15% to 33% year over year, respectively.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call at 4:30 p.m. (Eastern Time) today to discuss the financial results. To access the live call, dial 877-930-7767 or +1 253-336-7416 (International) and give the participant passcode 7379831.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.synchronoss.com. In addition, a phone replay will be available approximately two hours following the end of the call and will be available for one week. To access the call replay dial 855-859-2056 and enter the conference ID, 7379831.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, adjusted EBITDA, operating income (loss), net income (loss), effective tax rate, and earnings (loss) per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, which include restructuring and cease-use lease expense, litigation, remediation and refiling costs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, and digital products, supporting hundreds of millions of subscribers across the globe.

Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Todd Kehrli or Joo-Hun Kim
MKR Investor Relations
623-745-4046
investor@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$29,818	$33,671
Accounts receivable, net	46,236	47,849
Operating lease right-of-use assets	31,960	34,538
Goodwill	228,537	232,771
Other Assets	128,579	133,426
Total assets	$465,130	$482,255

Liabilities and stockholders’ equity
Accounts Payable and Accrued expenses	$84,592	$82,075
Debt, current	10,000	10,000
Deferred revenues	39,853	45,614
Operating lease liabilities, non-current	42,088	44,273
Other liabilities	18,692	19,370
Preferred Stock	247,842	237,641
Stockholders’ equity	22,063	43,282
Total liabilities and stockholders’ equity	$465,130	$482,255

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net revenues	$65,499	$77,122
Costs and expenses:
Cost of revenues*	28,637	35,471
Research and development	17,397	19,788
Selling, general and administrative	17,928	26,344
Restructuring charges	713	1,450
Depreciation and amortization	9,867	11,356
Total costs and expenses	74,542	94,409
Loss from continuing operations	(9,043)	(17,287)
Interest income	5	58
Interest expense	(95)	(245)
Other Income (expense)	(3,396)	1,692
Loss from continuing operations, before taxes	(12,529)	(15,782)
Benefit for income taxes	163	12,432
Net loss	(12,366)	(3,350)
Net income (loss) attributable to redeemable noncontrolling interests	336	(17)
Preferred stock dividend	(10,530)	(8,909)
Net loss attributable to Synchronoss	$(22,560)	$(12,276)

Earnings (loss) per share
Basic	$(0.53)	$(0.30)
Diluted	$(0.53)	$(0.30)
Weighted-average common shares outstanding:
Basic	42,737	41,483
Diluted	42,737	41,483
________________________________
*    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2021	2020
Net loss continuing operations	$(12,366)	$(3,350)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	12,097	14,690
Changes in operating assets and liabilities:	2,530	(26,356)
Net cash provided by (used in) operating activities	2,261	(15,016)

Investing activities:
Purchases of fixed assets	(721)	(249)
Purchases of intangible assets and capitalized software	(5,042)	(4,428)
Other investing activities	—	1,854
Net cash used in investing activities	(5,763)	(2,823)

Net cash provided by financing activities	—	9,996
Effect of exchange rate changes on cash	(351)	(252)
Net decrease in cash and cash equivalents	(3,853)	(8,095)

Cash, restricted cash and cash equivalents, beginning of period	33,671	39,001
Cash, restricted cash and cash equivalents, end of period	$29,818	$30,906

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$65,499	$77,122
Less: Cost of revenues	28,637	35,471
Gross Profit	36,862	41,651
Add / (Less):
Stock-based compensation expense	478	752
Restructuring, transition and cease-use lease expense	27	—
Adjusted Gross Profit	37,367	42,403
Adjusted Gross Margin	57.0%	55.0%

	Three Months Ended March 31,
	2021	2020
GAAP Net loss attributable to Synchronoss	$(22,560)	$(12,275)
Add / (Less):
Stock-based compensation expense	2,721	5,169
Restructuring, transition and cease-use lease expense	2,057	1,696
Amortization expense	3,609	6,915
Litigation, remediation and refiling costs	(65)	824
Non-GAAP Net (loss) income attributable to Synchronoss	$(14,238)	$2,329

Diluted Non-GAAP Net loss per share	$(0.33)	$0.06

Weighted shares outstanding - Dilutive	42,737	41,483

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended
	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021
Net loss attributable to Synchronoss	$(12,275)	$(10,148)	$(15,367)	$(10,892)	$(22,560)
Add / (Less):
Stock-based compensation expense	5,169	4,987	4,391	(3,410)	2,721
Restructuring, transition and cease-use lease expense	1,696	7,003	6,580	1,222	2,057
Litigation, remediation and refiling costs, net	824	733	1,943	1,145	(65)
Depreciation and amortization	11,356	10,284	12,212	9,834	9,867
Interest income	(58)	(1,509)	(20)	(9)	(5)
Interest Expense	245	84	72	75	95
Other Income, net	(1,692)	(1,367)	(2,684)	(3,793)	3,396
Provision (benefit) for income taxes	(12,432)	(7,972)	(8,744)	2,039	(163)
Net loss attributable to noncontrolling interests	17	165	60	101	(336)
Preferred dividend	8,908	9,289	9,685	10,099	10,530
Adjusted EBITDA (non-GAAP)	$1,758	$11,549	$8,128	$6,411	$5,537

	Three Months Ended March 31,
	2021	2020
Net Cash (used in) provided by operating activities	$2,261	$(15,016)
Add / (Less):
Capitalized software	(5,042)	(4,428)
Property and equipment	(721)	(249)
Free Cashflow	(3,502)	(19,693)
Add: One-Time Expenses due to Restatement, etc.	(65)	824
Adjusted Free Cashflow	$(3,567)	$(18,869)